Acting with Respect, Trust and Integrity The Endo Way Our Code of Conduct

A Message from Our Chief Executive Officer Dear Colleagues, At Endo International plc and its subsidiaries (“Endo”), we are driven by our shared vision of being a highly focused generics and specialty branded pharmaceutical company, delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. In order to achieve our aspiration, we must maintain a competitive advantage in today’s marketplace by living our Core Values in a manner that reflects our guiding principles of respect, trust and integrity—this is The Endo Way. Our reputation—as a company, as leaders and as individuals—depends on our approach to ethics. Today’s compliance environment is highly dynamic and our approach to ethics and compliance must be unwavering, proactive and strategic as regulatory and public expectations continue to evolve. Endo’s Code of Conduct (“our Code”) is designed to help you make the right decisions. Sound, ethical decision-making is the foundation for how we do business. Acting with respect, trust and integrity is critical to our strategy and is essential to the achievement of our vision. The Endo Way enables us to earn and keep the trust and confidence of our healthcare customers, patients, regulators and shareholders. As an Endo employee, you are required to review our Code and adhere to all aspects of it in order to ensure that we uphold our ethical responsibilities to our customers, the healthcare community, patients, regulators, shareholders and the communities where we work and live. Our Code reflects not only our guiding principles but also your personal accountability to sustain our reputation for ethical behavior. Sincerely, President and Chief Executive Officer Endo International plc 2 Our Code of Conduct Paul Campanelli

A Message from Endo’s Chief Compliance Officer Dear Colleagues, Today’s compliance environment is highly dynamic and our approach to ethics and compliance must be unwavering, proactive and strategic as regulatory and public expectations continue to evolve. Our reputation—as a company, as leaders and as individuals—depends on our approach to ethics. Endo’s Code of Conduct is designed to enable us to apply our guiding principles of respect, trust and integrity to our day-to-day activities. Ethical decision-making based on our Code of Conduct is the foundation of our success and results in a consistent approach to compliance across our company. What does this mean for you as an Endo employee, officer, director or agent? First, take personal responsibility so that your actions and decisions are consistent with our Code of Conduct and the Company policies applicable to your role. Second, foster and promote a culture of ethical behavior in every aspect of your job—particularly when leading or working in teams and collaborative settings. Third, know the rules and seek guidance if you have questions about the right thing to do. Finally, speak up—respectfully and appropriately—if you are aware of potential behavior that is inconsistent with our Code of Conduct, values or Company policies. Our Department’s mission is to maintain an effective corporate-wide compliance program that enables us to achieve our strategic vision and business goals in an ethical, compliant and sustainable manner. Our compliance program is founded on clear rules of business conduct along with ongoing training, education and communication, and monitoring of our program to assess and enhance its effectiveness. Endo is also committed to a culture of openness with clear channels to report potential concerns in a confidential and anonymous manner without fear of retaliation. Our Code of Conduct is not intended to provide an exhaustive list of every policy you need to know; rather it is an ethical compass to guide your daily activities. Beyond the Code, there are numerous resources along with instructive Q&A’s to help you. Our Department strives to provide leadership, resources and a solutions orientation based on trusted partnerships and mutual respect. No written code or policy can guarantee compliance with law or ethical decision-making. Each of us has a personal responsibility to act with respect, trust and integrity: it is everyone’s business and the Endo Way. Sincerely, Jennifer E. Dubas Senior Vice President and Chief Compliance Officer Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 3

Table of Contents Understanding Our Code 6 What is Expected of Everyone 7 What is Expected of Our Leaders Using Your Ethical Compass and Seeking Guidance 9 Resources for Seeking Guidance Reporting Concerns 11 How to Raise a Concern 11 Anonymity and Confidentiality 12 Investigations of Possible Misconduct 12 Non-Retaliation Policy 12 Disciplinary Actions 12 Ethics Hotline Endo and the Healthcare Community 15 Good Operating Practices 16 Monitoring the Safety, Performance and Quality of Our Products 17 Promoting Our Products 18 Interacting with Healthcare Professionals and Healthcare Providers 19 Government Inspections and Requests Our Customers, Suppliers and Government Officials 22 Competition and Antitrust 23 Anti-Corruption and Anti-Bribery 24 Pricing and Billing Information 24 Competitive Intelligence 25 Political Activities and Political Donations 26 Trade Restrictions Our Workplace and Our Communities 29 Our Work Environment 30 Protecting Employee Safety and the Environment 31 Supporting the Community Our Company and Our Shareholders 34 Conflicts of Interest 35 Insider Trading 36 Intellectual Property and Confidential Information 37 Privacy 38 Financial Integrity 39 Use of Company Systems and Resources 39 Company Records and Information Management 40 Corporate Affairs and Investor and Media Relations Compliance at Endo 42 Our Compliance Program The Endo Code of Conduct is not a contract of employment. Endo reserves the right to modify any aspect of its compliance program, including this Code of Conduct, without prior notice. If there is a conflict between this Code and a Company policy, the policy currently in effect shall govern. 4 Our Code of Conduct

Understanding Our Code Each of us influences our company’s reputation. Our Code helps us maintain and strengthen our reputation for integrity.

Understanding Our Code To help us act with respect, trust and integrity, Endo’s Code of Conduct defines how we interact with patients, healthcare providers, payors, suppliers, government officials, the healthcare community, shareholders and each other. This Code applies to every person conducting business for Endo and to all Endo locations, affiliates and subsidiaries. Due to local law in some countries, some provisions may be supplemented by policies or standards to address local requirements. When Endo standards differ from local requirements, always follow the higher standard. What is Expected of Everyone Each of us is individually accountable for acting in accordance with this Code. All officers and employees must certify, in writing or electronically, that they have reviewed, read, understand, and shall abide by this Code. Any waiver for a person covered by the Code must be submitted to and approved by the Chief Compliance Officer. ✓ The Endo Way • Act with honesty, fairness, integrity and personal accountability to protect our reputation • Never compromise your integrity for the sake of “making the numbers” or due to pressure from a supervisor • Respect fellow staff, government officials, business partners, competitors, customers and patients • Know and follow the rules and seek guidance • Sustain a culture where ethical conduct is expected, recognized and valued • Report known or suspected violations of this Code • Cooperate with investigations—always be forthcoming and tell the truth • No form of retaliation or intimidation against an employee who makes a good- faith report of a suspected violation or participates in good faith in any investigation of a suspected violation will be tolerated 6 Our Code of Conduct

What is Expected of Our Leaders As a leader, you serve as an ethical role model and are held to a higher standard. This means proactively identifying questionable conduct, preventing problems before they occur and setting the right tone with your reports and across the Company. You are also accountable for undertaking reasonable efforts to ensure that contractors or agents working under your management control adhere to the Code. ✓ The Endo Way • Foster a culture that focuses on integrity, ethics and compliance, collaboration, quality and patient safety as expected behaviors • Guide your teams and reinforce the importance of our Code, our Vision, Core Values and Company policies along with timely completion of ethics and compliance training • Partner with compliance leaders • Take reasonable steps to make sure that vendors and consultants act in a manner consistent with this Code • Proactively prevent and respond to ethics and compliance issues in a way that always reinforces the appropriateness of raising issues • Take appropriate disciplinary actions in consultation with human resources, compliance leaders and legal contacts 3 Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 7

Using Your Ethical Compass and Seeking Guidance The right course of action is not always obvious. Reputations are maintained and built by everyday decisions.

Using Your Ethical Compass and Seeking Guidance Our Code of Conduct is not a substitute for understanding and following the policies applicable to your role. Although the Code cannot anticipate every situation, it can and should serve as an ethical compass. If you have any doubts about a potential course of action, ask yourself the following questions: • Is it legal? • Is it ethical and consistent with our Core Values? • Is it consistent with our Code of Conduct? • Am I being truthful and honest? • Will it reflect positively on our reputation for integrity? • Would I feel comfortable if it was reported in the news or to someone I respect? If you still have questions, always seek additional guidance. You are not alone when faced with a tough ethical decision. If the answer to any of these questions is “no,” do not do it. It is never permissible to ignore our Code of Conduct to achieve a business objective. Resources for Seeking Guidance • Your Manager • Business Unit Compliance Leader • Corporate Compliance and Business Practices Department • Human Resources • Legal Department • Ethics Hotline Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 9 I have questions about whether a proposed business plan complies with Company policy but worry that my manager will assume I do not know how to perform my job. What should I do? Endo encourages and expects employees to raise questions. Managers are expected to foster an environment where everyone feels comfortable doing so and are likely the best people to speak with first. Your business compliance leader, human resource or legal contact will also be in a position to provide guidance. You may also raise the issue through Endo’s Ethics Hotline. If you have a question, it’s your responsibility and Endo’s expectation that you’ll ask.

Reporting Concerns Raising an integrity concern protects our company and our reputation.

Reporting Concerns You play an important role in helping us meet the standards reflected in our Code of Conduct. When you raise an issue, we can look into the matter, take timely and appropriate action and make corrections, if necessary. If you observe or have knowledge of potentially inappropriate conduct, you have an obligation to report your concerns. Endo has established procedures for handling reported concerns. ✓ The Endo Way • Promptly raise concerns about a potential violation of law, Company policies or our Code of Conduct • Foster an “open door” policy and maintain awareness of the variety of channels to raise and report concerns • If a concern you raise is not resolved, raise it through another channel • Fully cooperate with Endo investigations and always be forthright and honest How to Raise a Concern Endo offers several channels to raise concerns. You should use the channel that is most comfortable to you. As a general matter, your supervisor or manager may be in the best position to address an issue. However, that is not your only option. Potential channels to report a concern are: • Direct Management or Senior Management • Business Compliance Leaders • Corporate Compliance and Business Practices Department • Business Legal Contacts • Business Human Resource Leaders Endo also has in place an Ethics Hotline where reports can be made at any time by phone or online. All reports, whether submitted by phone or online, will be issued a reference number. You may use that reference number to provide further information or check the status of an investigation by phone or online at www.endo.ethicspoint.com , regardless of how you originally used the hotline. You should note that investigations take time and our ability to share information may be limited. Anonymity and Confidentiality Where permitted by local laws, you may use the Ethics Hotline to anonymously report known or suspected issues or ask a question. Some countries prohibit or discourage anonymous reporting or restrict the types of information that may be reported. If you use the Ethics Hotline from one of those countries, you will be advised of any specific reporting restrictions. Toll- free international numbers are available at www.endo.ethicspoint.com for every country in which Endo has employees. The information you report will be treated as confidentially as possible. Your report will be shared only with those who need to know about it to answer your question or toinvestigate the matter. Should you choose to identify yourself, Endo will make every reasonable effort to keep your identity confidential. while at the same time meeting its obligation to fairly investigate the matter. In some instances, Endo may be required to reveal your identity, if known. Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 11

Ethics Hotline 800-305-1563 Visit www.endo.ethicspoint.com to report a concern or access toll-free international numbers Investigations of Possible Misconduct Endo takes reports of alleged misconduct very seriously and will investigate them to determine if any law, Company policy or aspect of our Code of Conduct may have been violated. Non-Retaliation Policy No form of retaliation or intimidation against an employee who makes a good- faith report of a suspected violation or participates in good faith in any investigation of a suspected violation will be tolerated. Employees who engage in retaliation or intimidation will be subject to disciplinary action, up to and including termination. Endo reserves the right to discipline anyone who knowingly makes a false accusation, provides false information about the Company or has acted improperly. Disciplinary Actions Any employee who violates this Code, Company policy or applicable laws may be subject to disciplinary action, up to and including termination. Misconduct may include violations of this Code and Company policies, failure to raise a known or potential issue, not cooperating with an investigation or intimidating or engaging in retaliation against an employee who raises a potential issue or provides information during an investigation. 12 Our Code of Conduct One of my reports asked me to discuss a potential issue. How should I approach him? Your reaction is extremely important. Allow adequate time to discuss the potential concern in an appropriate location. Listen as much as possible and do not be defensive. You should not feel required to give an immediate answer. Reassure him that the Company takes reports of misconduct very seriously. Depending on the potential concern, you may need to involve HR, your management, business compliance leader or legal contact. Treat an employee who raises an issue with respect and do not retaliate against or intimidate the employee in any manner.

Endo and the Healthcare Community Patients, healthcare providers and healthcare regulators expect safe, effective and high quality products from trusted partners who act with integrity.

Endo and the Healthcare Community We act responsibly, lawfully and with integrity in our relationships with members of the healthcare community—patients, patient groups, healthcare providers and healthcare regulators. Maintaining these principles in our daily activities is critical to sustaining trust in our products and fulfilling our vision and mission. ✓ The Endo Way • Adopt good operating and quality principles throughout our research, development, manufacturing and distribution activities, always focusing on patients • Communicate with healthcare providers, patients and the public in a fair and balanced manner • Interact with healthcare providers ethically and in accordance with applicable laws and regulations when promoting or providing information about our products • Continuously monitor the safety, performance and quality of our products • Promote transparency and cooperate with healthcare regulators by always providing truthful and complete information in a manner that facilitates trust and partnership 14 Our Code of Conduct

Good Operating Practices Maintaining the quality of our products is critical to patient safety and to our success. Quality is what patients and the healthcare community expect of us. We meet these expectations by embedding quality principles into our operational activities and by adhering to applicable laws and practices. Endo is committed to continuous quality and process improvement across our business segments. Special rules and regulations apply to the handling, storage and transfer of controlled substances. We must strictly comply with these requirements and our policies and procedures related to controlled substances. If you have any knowledge or suspicion about the improper handling, transfer, loss or diversion of a controlled substance, you are required to immediately report it to your manager or the Ethics Hotline. Failure to report suspected diversion or a theft of our products is a violation of this Code and may subject an employee to disciplinary action, up to and including termination. ✓ The Endo Way • Maintain in each business unit written policies and procedures that define our standards for delivering high-quality products • Complete training in a timely manner • Maintain accurate and complete records and conduct routine audits • Be diligent in identifying and preventing practices that could impact the quality of our products • Report potential instances of non-compliance • Promote continuous process improvement Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 15 We are behind schedule and under pressure to increase production. May we slightly modify a few manufacturing steps to speed things up? Although we strive to continuously make our manufacturing processes more efficient, our commitment to quality is foremost. Always follow our quality standards and approval processes when considering a modification to a manufacturing process. Discuss your potential process improvement with your management and site quality leader to assess if it is feasible and consistent with our quality standards.

Monitoring the Safety, Performance and Quality of Our Products Patient health and safety are top priorities. Maintaining the quality of our products and the continued monitoring of their performance is paramount to protecting the safety of patients. We have a responsibility to detect and report adverse events and quality complaints associated with our products, including unfavorable side effects, dosing errors, misuse, malfunctions and concerns about performance or efficacy of a product. Endo operates across multiple industries with timing and reporting procedures that vary. We conduct periodic reviews and analyses of safety information and always take responsible and appropriate actions to improve the safety profile of our products. ✓ The Endo Way • Report all adverse events and complaints that you become aware of for any Endo product • Follow the instructions that are provided to you and are standard in your business unit for reporting safety information • Provide prompt notification, in accordance with the requirements of Company policy, to your business unit of any potential safety issue or incident • If you are unsure whether an adverse event has occurred or whether an incident is reportable, report it through the designated channels and allow our experts to make that determination 16 Our Code of Conduct While on vacation, a fellow traveler mentioned that he felt nauseous after taking one of our products. Do I have to report this conversation? Yes. Although our product may not have caused an adverse event, those qualified and responsible for such determinations should be notified and make the decision. Report the conversation for appropriate review and analysis so that any potential reporting requirements are met and we fulfill our commitment to patient health and safety.

Promoting Our Products Endo is committed to promoting its products based on patient needs and the merits of each product in a transparent, legal and accurate manner. Our interactions with healthcare professionals should be focused on educating them about our products, and supporting their medical education and training needs to lead to improved patient care. We encourage truthful and ethical communications that will help healthcare professionals make informed and independent decisions about how they can best use our products on label for their patients. The ideal location for providing educational information about Endo products is in a physician or health care provider’s office, a hospital or other clinical setting. Local law or industry codes may allow for certain discussions outside of those settings in specific circumstances. Always follow the Company policy applicable to your business unit. If you have any questions, contact your business unit compliance leader or the Corporate Compliance and Business Practices Department. ✓ The Endo Way • Only use promotional materials and communications that have been approved by appropriate disciplines, are on label, accurate, not misleading and comply with applicable legal, regulatory and local standards • Do not promote the use of any product beyond its approved labeling and authorization • Promotional materials must be previously approved, consistent with approved labeling information and be supported, as appropriate, by scientific evidence • Provide fair balance by presenting the full picture of our products, including a summary of all safety information • Do not mischaracterize or make unfair comments about competitors’ products A doctor on my call plan mentioned that her colleague used one of our products with good results for patients not suffering from the conditions indicated in our label. She asked for information from scientific literature about off-label uses. I am aware of recent studies from an industry conference I attended. Can I share that information? No. Your obligation is to refer her to our medical information contacts who are able to provide complete and accurate scientific information in a manner that is consistent with Company policy. In accordance with Company policy, provide her with the necessary information to complete documentation for an unsolicited request for information or provide the number to directly call our medical information staff. When promoting a product, only discuss on-label information. Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 17

Interacting with Healthcare Professionals and Healthcare Providers Endo educates healthcare professionals and healthcare providers about our products, collaborates on research, relies on their expertise as advisers and trains them on the use of our products. Our interactions must always reflect our commitment to integrity, compliance, accuracy and Transparency, including adherence to our standards on prohibiting bribery and corruption. Endo also promotes scientific integrity and does not allow business pressures to influence in any way this valuable collaboration that advances scientific and medical understanding, including the appropriate use of our products, the management of diseases and patient care. ✓ The Endo Way • Engage healthcare professionals only when there is a bona fide need and always pay a fair fee consistent with our Fair Market Value policies and applicable local law whenever a fee is to be paid • Never attempt to buy business or provide anything of value to influence any healthcare provider’s judgment to choose an Endo product nor create any misperception that Endo is doing so • Provide appropriate instruction, education and training on the safe and effective use of our products • Maintain transparency regarding all your interactions with healthcare professionals and providers, institutions and others in the healthcare community • Do not accept, pay for, or otherwise promote or encourage patient referrals in exchange, or as an improper inducement for the purchase, lease, recommendation or use of any Endo product 18 Our Code of Conduct An approved physician speaker is presenting at an Endo sponsored educational program for patients who may benefit from using one of our products. Can the physician customize the handouts and revise our approved slides? No. Our educational and promotional materials are developed through a rigorous review process. It is never permissible to use unapproved materials or modify approved materials or visual aids. We are having a hard time introducing local physicians to one of our recently approved products. One recommendation is to conduct a study and enroll local physicians as investigators. This will allow them to get acquainted with our product and enhance our efforts to introduce it. Is this ok? No. Studies must have scientific merit, may only be conducted to serve a scientific purpose and never should be intended to “seed” the market or promote a product.

Government Inspections and Requests We operate in a complex and dynamic regulatory environment. Our facilities and activities are routinely inspected by healthcare and other regulators around the world. At all times, Endo cooperates with regulatory authorities. Effective engagement with regulators is critical to our reputation and our ability to deliver safe, effective and high quality products. In the event of a non-routine request for information or a facility visit, the Legal Department must be notified immediately. The Legal Department represents the Company on all legal matters and determines the appropriate information to be provided and will facilitate our cooperation with investigative authorities. ✓ The Endo Way • Cooperate with and be courteous to government inspectors and coordinate with our quality, safety and regulatory experts in response to regulatory inspections and requests • Always provide regulators with honest, accurate, responsive and timely information • Be familiar with your site’s procedures for complying with a request to access the premises • Contact the Legal Department immediately in the event of a non-routine or legal inquiry, such as a subpoena Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 19 How should I respond to an inspector’s question about a process with which I am not familiar? Be truthful and upfront. It is okay to state, “I don’t have an answer” and tell the inspector that you will get the answer as soon as possible. Never guess, provide incomplete information or answer questions that you do not fully understand.

Our Customers, Suppliers and Government Officials We act with integrity in our dealings with customers, suppliers and government officials.

Our Customers, Suppliers and Government Officials Endo interacts with many types of individuals and entities including healthcare professionals, hospitals, governments, regulatory authorities, business partners, customers, suppliers and vendors. These interactions may arise in our sales and marketing, research and development, and manufacturing operations, as well as our import/export activities. In all business dealings, Endo will be fair and honest and will comply with applicable law and Company policies. ✓ The Endo Way • Adhere to competition and antitrust laws in the countries where we operate • Comply with anti-bribery laws and do not offer or make illegal payments to government officials or business partners either directly or indirectly through intermediaries • Provide transparent and accurate pricing information to governments, private payors and healthcare providers • Gather competitive intelligence in an ethical and lawful manner • Conduct political activity responsibly and in compliance with applicable law • Follow global trade laws Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 21

Competition and Antitrust Many countries have fair competition l a w s . These laws generally prohibit anti- competitive practices, such as price-fixing, boycotting suppliers or customers and the exchange of information that may harm competition. Mergers, acquisitions and other types of transactions may require prior review or even clearance. These laws are complex and vary by country, so it is critical that you consult with the Legal Department. ✓ The Endo Way • Do not discuss, exchange information or enter into agreements with competitors about prices, strategic plans, terms or conditions of sale, production or distribution, allocation of products, territories, markets or customers, and do not use third parties as conduits for any such discussions discussions, information exchanges, or agreements • Do not discuss or plan joint behavior (such as boycotts) towards customers, suppliers or competitors • Do not make false or disparaging comments about competitors or their products or steal or misuse competitor trade secrets • Do not manipulate a competitive bidding process 22 Our Code of Conduct I am attending a local industry association meeting and several competitors are discussing their marketing and pricing strategies. What should I do? Although industry meetings have legitimate purposes, they create risks for anti-competitive discussions. A group of competitors discussing issues of mutual concern could cross a line into an anti- competitive topic. If you find yourself in a situation where a topic seems inappropriate, leave the discussion immediately and make it clear to those present that you are leaving due to the nature of the conversation. You should also report the issue to your legal contact as soon as possible.

In my country, it is customary to provide a healthcare provider who uses one of our new products with a scientific incentive payment. Are such payments permissible under our Code of Conduct? No. Any form of payment used to exert improper influence over healthcare professionals is prohibited, regardless of the customary practices in the country. In many countries, healthcare professionals are considered government officials and the payment could violate the FCPA or similar laws. Remember, when Endo’s standards differ from local requirements always follow the higher standards. Anti-Corruption and Anti- Bribery As regulators, payors or purchasers of our products, government officials are integral to our business. Healthcare professionals who are public employees may be considered government officials in many countries. Through our research and development, regulatory, manufacturing and import/export activities, we may interact with government officials or entities that are state owned. Most countries forbid making, offering or promising anything of value either directly or indirectly to a government official when the exchange is intended to influence an official act or a decision to obtain or retain an unfair business advantage. The U.S. Foreign Corrupt Practices Act (“FCPA”) and similar laws in other countries govern our interactions with government officials. Many countries also have laws aimed at prohibiting commercial bribery. The U.S. Federal Anti-Kickback statute prohibits inducing someone to recommend or purchase a healthcare product or service covered by the U.S. federal healthcare program. The intent of this law is to prohibit the impermissible influence of money or things of value in the selection of products or services that are reimbursed by the U.S. federal healthcare program. Payments, gifts or services should not be given to government employees or healthcare providers that are intended to or appear to influence their actions. In short, Endo does not permit bribery of any kind. ✓ The Endo Way • Do not make, offer or promise anything of value, including cash, services, gifts, entertainment or other business courtesies, in an attempt to influence a person’s actions, obtain a regulatory advantage, influence formulary status or enhance Endo’s commercial interests • Business courtesies and gifts offered or received must be of modest value by local standards and may only be offered or received under circumstances that comply with Company policies and local law and industry codes • Be aware that in countries with nationalized or public healthcare systems, healthcare professionals may be considered government officials • Adhere to Company policies when interacting with government officials and be conscious of whether you are interacting directly or indirectly (such as through a distributor or other third party) with government officials • Maintain your knowledge and complete training on Company policies and global and local anti-bribery laws Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 23

I am hiring a researcher from a competitor. What questions may I ask about his or her prior employer? Never ask a former employee of a competitor about any information that the person is under a legal obligation not to reveal. This would include trade secrets and other confidential information. Consult with the Legal Department about necessary precautions to avoid improperly soliciting such information. Pricing and Billing Information The procedures for obtaining payments and reimbursements from government and private insurers are complex. We have a legal and ethical responsibility to provide transparent pricing information to governments, private payors and healthcare providers. The submission of inaccurate pricing information or fraudulent claims to a government could subject our Company to substantial fines and penalties. ✓ The Endo Way • Always provide accurate and complete information to government and private payors • Adhere to Company policies on obtaining approval for, documenting and communicating lawful discounts, rebates or administrative fees • Utilize accurate and complete information about billing, coverage, reimbursement and coding that adheres to local law and industry codes Competitive Intelligence Endo employees are encouraged to appropriately collect, share and use information about our competitors (“competitive intelligence”). However, just as we value our own non-public information, we respect the non-public nature of certain information about our competitors. We use only ethical and legal means to gather competitive intelligence. It is always acceptable to gather competitive intelligence through publicly available information. Publicly available filings, presentations, news, journal articles and publications are legitimate sources of competitive intelligence. You may also ask third parties about competitors or accept competitive intelligence offered by third parties as long as there is no reason to believe the third party is under a contractual or legal obligation to not disclose the information or has gathered the information illegally or unethically. ✓ The Endo Way • Never attempt to or ask a third party to acquire information through unethical or unlawful means, such as misrepresentation, deception, theft, spying, bribery or by breaching a nondisclosure agreement • If there is any indication that information you obtained was not lawfully or ethically received or gathered, refuse to accept it • If you receive competitive intelligence anonymously or information that is marked confidential, do not review it and contact the Legal Department immediately 24 Our Code of Conduct

A friend is running for local office and I would like to help him with his campaign. Is this allowed? Yes. Your personal political activities are your own—not Endo’s. Just make sure not to use Company resources including Company time, e-mail or the Company’s name to advance the campaign. Political Activities and Political Donations Endo educates policymakers through well- informed policy positions on issues that impact our business. Our participation in the political process is appropriate, ethical and adheres to applicable laws. Endo recognizes and encourages the right of our employees to participate in the political process as individuals. However, you may only participate on your own time and at your own expense. Company funds, facilities or assets may not be used for personal political activities. Many countries regulate the political activities of corporations. You should consult with Government Affairs regarding potential political activities. In the U.S., gifts of any value including meals or products should not be provided to Members of the U.S. Congress, their staffs or state and other government officials. Only certain individuals in Government Affairs may engage in lobbying activities on behalf of the Company. Although prohibited under U.S. law from making payments to political parties, candidates or organizations, Endo is permitted to and has established a Political Action Committee (“Endo PAC”) in the U.S. Contributions to the Endo PAC are entirely voluntary. No employee will be favored or disfavored based on his or her contributions. ✓ The Endo Way • No corporate contributions for a candidate for any office should be made by or on behalf of Endo outside of the Government Affairs Department • Consult with Government Affairs prior to contacting public officials about U.S. and international restrictions on corporate political activities • Do not use Endo funds or other assets, such as telephones, e-mail accounts, conference rooms or stationary to assist a candidate, public official or political committee • In personal civic affairs, clearly indicate that your views and actions are your own, not Endo’s Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 25

Trade Restrictions Most countries regulate the flow of materials, information, services and funds into and out of their territories. We must comply with licensing requirements, boycotts, embargoes and other trade restrictions that have been approved by recognized national and international authorities. Such requirements may relate to, among other items, chemicals, biological materials, equipment, finished products and data/technology. Endo will not engage in business with countries or parties subject to such trade sanctions unless lawful and properly authorized. We also comply with export licensing, clearance requirements and customs laws for the countries in which we do business. Endo will provide accurate and truthful information about our products and other items (such as pharmaceutical ingredients) to customs and other relevant authorities. Endo will not cooperate with any requests to participate in international boycotts as prohibited by law. ✓ The Endo Way • Maintain and complete accurate import declarations and review the export classification of materials prior to export to determine if a special authorization is required • Know your customer and supplier and screen your transactions against all applicable rules that prohibit improperly dealing with sanctioned countries, persons or entities • Do not cooperate with illegal restrictive trade practice or boycotts • If your responsibilities involve international dealings, maintain your knowledge of and compliance with current import/export controls, licensing requirements and trade restrictions which change frequently due to political and security threats 26 Our Code of Conduct I am trying to clear a product through customs. The local customs agent is asking for an additional signature to satisfy local requirements. I know it is customary to offer something to “speed things up.” Time is of the essence. If local customs is not cleared quickly, patients may be adversely impacted by a supply shortage. What should I do? First, understand the current import/export requirements for the country involved. Determine if further authorizations are in fact required by local law. Never provide gratuities to any officials to facilitate preferential treatment, regardless of the unwritten law of the land. Seek the advice of your manager or the Legal Department to identify legally acceptable ways to secure a timely release of our product.

Our Workplace and Our Communities Our workplace environment and commitment to our communities reflects our values. Through our giving, we also strive to improve treatment outcomes.

Our Workplace and Our Communities Endo seeks to create a productive work environment that reflects our values and attracts diverse and talented employees. This involves striving to maintain a safe workplace and to preserve our environment and always adhering to environmental and safety laws. As a Company, we strive to improve treatment outcomes and are committed to appropriate partnerships with third parties that further these goals. We also support the global and local communities where we work and live. ✓ The Endo Way • Maintain fair employment practices that comply with applicable law and foster a culture of respect, trust and integrity that facilitates productivity, collaboration and values diversity • Protect the health and safety of our employees in accordance with Company policy and law • Strive to act in an environmentally responsible way and comply with environmental laws • Positively impact our communities through active engagement and support 28 Our Code of Conduct

Our Work Environment Each of us is responsible for maintaining a work environment that is free from unlawful harassment in any form and recognizes and values a diverse workforce. Our employees should exhibit the highest standards of professionalism and integrity. Any behavior that constitutes unlawful harassment or discrimination will not be permitted. Endo recruits, hires, trains and promotes our employees without regard to their race, color, religion, gender, age, national origin, citizenship, marital status, sexual orientation, gender identity, genetic information, disability, veteran status or other protected characteristic. ✓ The Endo Way • Discourage and report comments or physical acts that are inappropriate, offensive or derogatory to others • Jokes, slurs and other remarks about characteristics that are protected by law, or that are of a sexual nature, are not appropriate • Remarks or physical conduct that interfere with another person’s work or creates an intimidating, hostile or offensive work environment are not tolerated • Follow Company policies and applicable laws prohibiting unlawful discrimination Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 29 One of my colleagues makes seemingly innocent and complimentary comments about the appearance of a peer. Is it appropriate? Frequent comments may rise to the level of creating a hostile work environment. An occasional general comment such as “I like your new haircut” is generally acceptable. Much depends on the specific nature of the comments, their frequency and the overall environment. If in doubt about the appropriateness of a comment, do not make it. Intimidating, hostile or offensive comments should be reported to your manager, Human Resources, Legal or the Ethics Hotline.

Protecting Employee Safety and the Environment Endo employees are one of our most valuable assets. We have a responsibility to each other to maintain the safety and security of our work areas. Endo is committed to maintaining a work environment free from the influence of any substance that could impair our ability to safely and professionally execute our job responsibilities. Violence in the workplace will not be tolerated. Endo will strive to act in an environmentally responsible way. All employees are responsible for compliance with applicable legal and regulatory requirements on environment matters. ✓ The Endo Way • Participate in safety training and adhere to Company safety and security policies • Promptly report safety concerns or threatening or violent behavior • Never use alcohol, illegal drugs, controlled substances or medication in a way that might harm your ability to perform Endo business safely and successfully • Selling, purchasing, possessing or using any illegal drug on Endo property or while conducting Endo business is prohibited • Do not engage in violent or physically threatening conduct while taking part in any work-related activity • It is prohibited to possess firearms, weapons, firework or explosives on or near areas of Company property • Comply with all applicable environmental laws and report any environment incidents • Take appropriate measures to reduce or eliminate the creation of waste and conserve resources 30 Our Code of Conduct

Supporting the Community Endo is committed to supporting initiatives that improve our communities, provide better access to care for patients and improve treatment outcomes. We support appropriate education for healthcare professionals and research that will advance scientific knowledge about our products and develop new products. Our grants, donations and charitable contributions take the form of healthcare partnerships, community partnerships and disaster relief, as well as support for non-profits and global initiatives. We fund high-quality, educationally-appropriate and timely medical education. Endo- supported education must provide fair, balanced and independent content to healthcare professionals and be delivered in accordance with applicable local law and relevant industry standards. ✓ The Endo Way • Support non-profit organizations that facilitate involvement with and assistance to our local communities • Support disaster relief as well as non- profit and global initiatives in a manner that is consistent with our mission and policies • Foster partnerships through the support of local or regional public health policy efforts to protect and improve the quality of care for patients • Support medical education and clinical training to help advance improvements in patient care in Endo’s areas of therapeutic interest consistent with industry standards and Company policies • Support independent investigator sponsored research that may advance clinical care, medical and scientific knowledge about our products and lead to new medical therapies consistent with industry standards and Company policy Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 31 One of the physicians in my region has been telling me that he would like the opportunity to conduct an investigator sponsored study with one of our products. He doesn’t know what that could be and he asked me to find out what the company has been looking into and might be inclined to approve. As a sales person I am aware of our brand team’s strategy and could easily give him some ideas. Should I do it? No. Investigator sponsored research should be based on ideas originated by the investigator him/herself and in your role as a salesperson, your responsibility is only to direct the physician to an approved Endo grants portal for information. Can an Endo employee provide input on the content of a Continuing Medical Education (“CME”) event or program funded by an Endo grant? No. All CME activities funded through Endo grants are independent and must not be influenced by Endo in any way.

Our Company and Our Shareholders We are responsible for conducting our operations in the best interest of our Company and making ethical business decisions that create value for shareholders.

Our Company and Our Shareholders Endo will operate in the best interests of the Company and our shareholders, be forthright about our operations and performance and exercise care in the use and protection of our assets and resources. ✓ The Endo Way • Avoid conflicts of interest • Do not disclose inside information and never trade public securities based on inside information • Protect patents, trademarks, trade secrets and other intellectual property and safeguard confidential information • Respect privacy and appropriately safeguard personal information, including personal health information • Maintain and retain accurate books and records consistent with applicable law and Company policy • Maintain an effective system of controls over financial reporting • Use Company resources and systems appropriately Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 33

My neighbor who is a close personal friend owns a company that supplies certain materials to Endo. Is this a conflict of interest? Although not explicitly prohibited, it would be appropriate to disclose this to your manager. If appropriate, your manager will work with the Legal Department and your compliance leader to find the best solution. In no way should you try to influence our business with your friend’s company. How do I understand if an offer of a meal or entertainment from a supplier is appropriate? I did not solicit the invitation, which I know would be impermissible. You may accept infrequent and occasional meals and entertainment if the supplier attends and the costs are modest by local custom. Ordinary business meals and attendance at local sporting events are generally acceptable. An invitation to an out of town or a premium event would not be appropriate. Even a gift of modest value could create an appearance of a conflict of interest, such as if the supplier may be bidding on Endo business. If in doubt, discuss the issue with your business compliance leader or manager. It is always preferable to pay the fair market value of a meal or ticket to avoid any potential appearance of a conflict of interest. Conflicts of Interest Nothing you do in your professional life or during your free time should conflict with your responsibilities to Endo. A conflict of interest arises when the prospect of personal gain may improperly influence your ability to conduct Endo’s business. Examples may include using your position for personal gain, outside employment interfering or competing with your Endo employment, referral of Endo business to a firm with which you have a personal relationship or soliciting or receiving gratuities from suppliers or vendors. Endo deals with suppliers and others doing business with us in a fair and objective manner without favor or preference. A conflict of interest or potential conflict of interest may often be resolved or avoided if disclosed and approved. In other instances, disclosure may not be sufficient. It is important that you use available resources to discuss and resolve any potential conflicts of interest. ✓ The Endo Way • Disclose to your manager, legal contact or compliance leader outside activities and employment relationships, financial interests or relationships that may present an actual or potential conflict • Obtain approval from your legal contact or compliance leader before accepting an officer or director position with an outside business or serving on a non- profit board • Do not seek or accept, directly or indirectly, any payments, fees, loans or services from any person or firm as a condition for their doing business with Endo • Do not seek or solicit any gifts, entertainment or benefits from those doing business or seeking to do business with Endo • Do not accept gifts, entertainment or benefits greater than modest value by local standards from those doing business or seeking to do business with Endo and avoid any perception of a potential conflict of interest • Do not use or misuse Endo resources, intellectual property or facilities for personal gain • Do not allow personal relationships to conflict with your Endo responsibilities • Avoid hiring, promoting or directly supervising a family member or close friend 34 Our Code of Conduct

I recently learned that Endo i s actively negotiating a joint venture with a publicly- traded company that I have been researching as a potential Investment. May I still purchase stock in this company? No. Trading on material non- public information is illegal. The prohibition applies to trading in the stock of Endo or the other company, even if you have an unrelated reason for trading the stock. Insider Trading Many countries have laws regarding insider trading. As an Endo employee, you may learn of inside information—information that is not known to the general public and that an average investor might consider important when deciding whether to buy, sell or hold securities. You may not disclose this information to others. No Endo employee may engage in any transaction in Endo or another company’s securities while he or she is aware of inside information. Illustrative examples of potentially inside information are information about a potential business acquisition, internal information about revenues, earnings or other aspects of financial performance that have not yet been publicly disclosed or that depart from what the market would expect based upon prior disclosures, important business developments (including research and development results, regulatory approvals or non- approvals of one of our products), the acquisition or loss of a major customer or an important transaction. Certain employees, known as “restricted personnel” under our Insider Trading Policy, are more likely to have inside information and are prohibited from trading in any securities during “restricted periods.” A “restricted period” generally begins two weeks prior to the end of each fiscal quarter or year and ends when the market opens on the third day after earnings are released for each fiscal quarter or year. ✓ The Endo Way • Adhere to Endo’s Insider Trading Policy • Never purchase or sell or direct anyone else to purchase or sell any type of security while you are aware of inside information about Endo or any other company • Be familiar with Endo’s “restricted periods” and whether you are “restricted personnel,” subject to a restrictive trading period due to a heightened risk of you possessing inside information • Do not directly or indirectly disclose (“tip”) inside information to anyone, including family members and friends, even if you do not intend for the tipee to use the information to buy or sell securities • Contact our Chief Financial Officer or Chief Legal Officer if you have any questions Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 35

Intellectual Property and Confidential Information Some of our most valued assets are our intellectual property and confidential information. Protecting these assets is critical to our growth. This includes our patents, trade secrets, trademarks, copyrights, know-how, data, processes, experience, customer information and technical and business knowledge. A few examples are sales and marketing databases, marketing strategies and plans, pricing information, manufacturing techniques and research and technical data. Every Endo employee must protect our intellectual property and maintain the secrecy of our confidential information. Even after employees leave Endo, they must continue to respect our intellectual property and not disclose confidential or proprietary information. Unauthorized use of the intellectual property or confidential information of others is also prohibited. ✓ The Endo Way • Identify and protect Endo intellectual property • Respect valid patents, copyright materials and the intellectual property rights of others • Consult with Endo’s Intellectual Property legal counsel before soliciting, accepting or using confidential information or disclosing Endo’s confidential information or permitting use of our intellectual property • Understand your responsibilities regarding new inventions and ideas that you develop as an Endo employee • Do not develop new products with a third party without a written agreement that properly addresses ownership and other intellectual property rights • Do not discuss confidential information in public places • Do not use confidential information or intellectual property from other companies or persons, unless Endo has the legal right to such use 36 Our Code of Conduct I overheard Endo employees discussing company business on a train. What should I do? If you believe the information is sensitive or confidential, advise the parties they can be overheard and contact the Legal Department. Every Endo employee has a responsibility to protect confidential and proprietary information from inappropriate use or disclosure.

Privacy Changes in healthcare will increasingly require us as well as our customers to utilize personal information. As a global company, our strategy and daily operations necessitate the collection, use and, at times, sharing of personal information about patients as well as our customers, shareholders and employees. Many countries in which Endo operates have laws that govern how we treat personal information. Before engaging a vendor or other third party to assist with any handling or sharing of personal information, particularly personal information of patients, make sure to consult with Legal so that the appropriate safeguards can be put in place to comply with privacy laws in the United States and abroad. Always follow Endo’s policies and processes for sharing personal information of employees, patients or others, and pay particular attention to policies regarding sharing that information with Endo’s subsidiaries that operate outside the United States. Respect for the privacy of personal information earns the trust and confidence of patients, customers, shareholders and employees and we are committed to adhering to applicable privacy laws worldwide. The Endo Way • Avoid collecting, using or accessing personal information unless you have a legitimate business purpose and are authorized to obtain the information • Collect the minimum necessary information and whenever possible do not collect information that identifies a specific person • Do not share personal information with unauthorized individuals or entities • Respect the privacy preferences of individuals about how their personal information may be used • Third parties and agents to whom we legitimately disclose personal information should have policies and appropriate safeguards in place • Take steps to reasonably ensure that personal information—particularly sensitive personal information such as health information—is appropriately secured in accordance with Company policies and applicable laws • In the event of an actual or potential loss or unauthorized disclosure of personal information, immediately report the incident to the Ethics Hotline • Comply with all Company policies and guidance documents regarding personal information and information security, as well as those related to use of Company resources and Company records and information management Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 37 One of our vendors who handles personal information on our behalf mentioned that they had a security problem with one of their data systems that includes personal information. What should I do? Report this to the Ethics Hotline immediately. Endo will assess whether there may have been a security breach involving personal information and determine an appropriate response based on this assessment. Prior to initiating a relationship with a vendor who handles personal information on our behalf, steps should be taken to confirm that appropriate policies and safeguards are in place.

Financial Integrity To fulfill our commitment to our shareholders, the public and government agencies, our books and records must fairly represent in all material respects the financial condition, operational results and cash flows of the Company. Endo employees are responsible for being aware of and adhering to our system of internal financial controls and Company policies. Our internal controls are designed to provide reasonable assurance regarding the effectiveness and efficiency of our operations, the reliability of our financial reporting, and our compliance with applicable laws and regulations. You should always assist in taking corrective actions in the case of a control failure, reporting any policies or procedures that are not being followed and identifying any control weaknesses. ✓ The Endo Way • Prepare and maintain accurate and complete Company records • Only sign records you believe to be accurate and complete after appropriate review • Financial transactions must be appropriately authorized, be recorded in the accounting period in which they were incurred and be in the appropriate accounts with supporting documentation • Be transparent and do not withhold information from our independent or internal auditors • Never falsify records, misrepresent facts or circumvent our controls • Always exercise great care when handling financial transactions and reporting for the Company to ensure the accuracy of Company accounts, and to protect the security of Company funds 38 Our Code of Conduct My manager asked me to ship my distributors double the amount of products typically sold to boost our quarterly sales figures. What should I do? Do not compromise your integrity. The practice of knowingly selling more products than your distributors can sell is illegal. Raise this issue with your finance or compliance leader or your legal contact. You may also contact the Ethics Hotline. 38 Our Code of Conduct

Can I check my personal e-mail from work? Generally, you may check your personal e-mail or access the Internet using Company systems for limited personal purposes. You are still subject to Company policies. As an example, it would be inappropriate to access or download inappropriate content from the Internet, such as sexually explicit, discriminatory or otherwise disruptive or offensive material. Personal use of Company systems should be occasional and not impact your job performance. Endo may monitor and inspect your internet usage at any time. Use of Company Systems and Resources Each of us is entrusted with the proper use of Company systems and resources. Although the incidental and occasional personal use of our systems subject to certain restrictions is permitted, these systems and resources should be used for legitimate business purposes. Except where required by local law, the privacy of information stored on or sent to or from Company systems is not guaranteed. Endo may inspect your files or other information contained on its servers or other property, including devices, at any time and without prior notice. ✓ The Endo Way • Do not use any Endo system or device to send or access inappropriate, harassing, discriminatory, sexually explicit or defamatory material • Safeguard your system passwords and do not share them except for a valid business reason (such as technical support) after which they should be changed • Do not record communications without proper authorization and only as otherwise permitted under local law • Do not leave Endo computers or devices unattended in places where they could be accessed or misused by unauthorized persons • Treat all computer data as confidential Company Records and Information Management Endo employees must accurately create, maintain, store and, when appropriate and in compliance with policy, destroy Company records - in a manner that protects the integrity of the information. Effective records management facilitates sound decision-making, promotes operational efficiency and is integral to addressing our legal, financial, regulatory and contractual obligations. Company records are viewed broadly and include records in all mediums such as paper (including handwritten notes), audio or video recordings and computer-based information, including e-mails and electronic files. You should comply with Company records management policies and retention schedules. Requests by third parties (such as governmental agencies), lawsuits or other inquiries may necessitate the need to hold records beyond normal retention schedules. It is Endo policy to preserve any records relevant to a “Legal Hold” or any other “Hold Order” issued. ✓ The Endo Way • Be knowledgeable of how Company records management policies apply to your job responsibilities • Retain records for the time period specified by applicable laws, Company policies and retention schedules • If you receive a “Hold Order,” take special care to retain all documents or other records relevant to the “Hold Order” • Comply with all Endo policies and guidance documents regarding records management, including Company policies and procedures regarding information security. • Timely complete all training requirements concerning Company records, information management, data integrity, privacy and information security. • Never conceal, alter or destroy records relating to an imminent or ongoing investigation, lawsuit or inquiry • Never leave Company documents unattended in public places and report any accidental loss or destruction of documents Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 39

Corporate Affairs and Investor and Media Relations Endo is committed to delivering accurate, reliable, timely and fact based information to financial analysts, investors, the media and members of the public. To facilitate the appropriate provision of information, outside inquiries related to Endo or our business units should be directed to Corporate Affairs. If an Endo employee is contacted by a representative of a government agency, an attorney or a representative of an attorney seeking an interview or making a non-routine request for documents, the Legal Department should be contacted immediately. Endo employees should not make statements to the media about the Company’s business without appropriate authorization. Any media inquiries should be immediately sent to Corporate Affairs. ✓ The Endo Way • Do not provide any information about Endo or its businesses to outside sources, including the media, financial analysts, governmental officials, attorneys or their representatives without appropriate authorization • If you are asked for information about current or former employees, refer the request to Human Resources • If contacted by a government agency related to an inquiry, politely inform the government representative that as a matter of Company policy you are required to refrain from providing information until you have contacted the Legal Department 40 Our Code of Conduct I have been asked to speak at a conference about my areas of expertise at Endo. Can I do this? Invitations to speak on your area of expertise as a representative of the Company should not be accepted without prior approval from your manager and the Corporate Affairs Department. In the event that your presentation may reveal confidential information or impact our ability to protect our intellectual property, you should consult with the Legal Department.

Compliance at Endo Acting with Respect, Trust and Integrity— Everyone’s Business and the Endo Way.

Ethics Hotline 800-305-1563 Visit www.endo.ethicspoint.com to report a concern or access toll-free international numbers Where can I get further information on Endo’s Compliance Program? Further information is available at the Corporate Compliance and Business Practices Department’s intranet site at http://at.endo.com/ourbusiness/ departments/corpcompliance. This site contains contact information for your business compliance leaders and information about Company compliance policies and procedures as well as educational and training efforts. Compliance at Endo Our Compliance Program The Compliance and Business Practices Department oversees our Company’s compliance program which is founded on our Company’s values and its commitment to ethics and compliance. The Department maintains an effective company-wide compliance program by establishing clear rules of business conduct, educating and training our employees and conducting ongoing monitoring to maintain a program that is operating as intended and to enhance its effectiveness. The Department also strives to establish relationships founded on trust, collaboration and mutual respect that are the basis for a proactive and sustainable approach to ethics and compliance. ✓ The Endo Way • Oversight by our Board of Directors through a compliance sub-committee that receives at least quarterly updates on Endo’s compliance program • Our Chief Compliance Officer reports directly to our Chief Executive Officer and may also report compliance matters directly to the Board of Directors • Our Global and U.S. Compliance Committees, both of which are comprised of members of the Executive Leadership Team and other senior leaders, oversee, assess and enhance our compliance program and supports Endo’s strategic approach to compliance both in the U.S. branded pharmaceuticals business and throughout all of Endo’s businesses worldwide • Operate in accordance with written standards, such as this Code of Conduct and business unit compliance policies • Promote and support ongoing education and training of our employees on this Code, Company policies and applicable laws • Oversee the monitoring and auditing of our compliance with Company policies and procedures • Conduct fair, objective and timely investigations of potential compliance violations • Respond appropriately to violations and adopt corrective and preventative measures, where appropriate 42 Our Code of Conduct

Acting with Respect, Trust and Integrity The Endo Way ✓ The Endo Way • Act with honesty, fairness, integrity and personal accountability to protect our reputation • Never compromise your integrity for the sake of “making the numbers” or due to pressure from a supervisor • Respect fellow staff, government officials, business partners, competitors, customers and patients • Know and follow the rules and seek guidance • Sustain a culture where ethical conduct is expected, recognized and valued • Report known or suspected violations of this Code • Cooperate with investigations—always be forthcoming and tell the truth • No form of retaliation or intimidation against an employee who makes a good-faith report of a suspected violation or participates in good faith in any investigation of a suspected violation will be tolerated Ethics Hotline: 800-305-1563 | www.endo.ethicspoint.com 43

Endo www.endo.com ENG-AUG2017